7

Exhibit 99.3

KELLY SERVICES, INC.

2004 RESULTS OF OPERATIONS BY SEGMENT

(In thousands of dollars)

	First Qtr.	Second Qtr.	Third Qtr.	Fourth Qtr.	Full Year
Revenue from Services:
U.S. Commercial Staffing	$549,330	$581,364	$573,873	$623,025	$2,327,592
PTSA	238,790	256,573	261,064	277,318	1,033,745
International	370,691	386,527	409,917	455,579	1,622,714

Consolidated Total	$1,158,811	$1,224,464	$1,244,854	$1,355,922	$4,984,051

Gross Profit Rate:
U.S. Commercial Staffing	14.3%	14.6%	14.7%	14.6%	14.5%
PTSA	17.6	18.2	17.9	17.0	17.7
International	17.0	17.1	17.4	16.7	17.0
Consolidated Total	15.8%	16.2%	16.3%	15.8%	16.0%

Expense Rate:
U.S. Commercial Staffing	10.5%	10.2%	10.2%	9.5%	10.1%
PTSA	12.1	12.2	11.9	11.8	12.0
International	17.4	16.7	16.0	15.6	16.4
Consolidated Total	15.7%	15.5%	15.3%	15.0%	15.3%

Earnings from Operations:
U.S. Commercial Staffing	$20,503	$25,652	$25,623	$31,486	$103,264
PTSA	13,282	15,474	15,675	14,504	58,935
International	(1,375)	1,520	5,722	4,978	10,845
Corporate Expense	(30,536)	(34,058)	(34,689)	(39,751)	(139,034)

Consolidated Total	$1,874	$8,588	$12,331	$11,217	$34,010